Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Prudential Small-Cap Core Equity Fund, Inc.
(formerly Dryden Small-Cap Core Equity Fund, Inc.):

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York
February 16, 2010